STRUCTURING FEE AGREEMENT
                           -------------------------



                                                            September [__], 2015

UBS Securities LLC
299 Park Avenue
New York, New York 10171


Ladies and Gentlemen:

      This agreement (the "Agreement") is between First Trust Advisors L.P. (the "Adviser"), Henderson Global Investors (North America) Inc. (the "Investment Sub-Adviser"), Henderson Investment Management Limited (including any respective successor or assign by merger or otherwise, the "Companies") and UBS Securities LLC ("UBS") with respect to the First Trust Dynamic Europe Equity Income Fund (the "Fund"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement (as defined below).

      1. Fee. In consideration of certain financial advisory services that UBS has provided to the Companies in assisting the Companies in structuring, designing and organizing the Fund as well as services related to the sale and distribution of the Common Shares of the Fund, it being understood that the ultimate decision with respect to the structure, design and organization of the Fund shall rest with the Companies, the Companies shall pay a fee to UBS in the aggregate amount of $[__] (the "Fee"), of which $[__] shall be paid by the Adviser and $[__] shall be paid by the Investment Sub-Adviser. The Fee shall be paid on or before September [__], 2015 or as otherwise agreed to by the parties.

      2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof. Notwithstanding the foregoing, Sections 4, 5, 8, 9 and 10 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement.

      3. Indemnification. The Companies agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

      4. Confidential Advice. Except (a) to the extent legally required (after consultation with, and approval as to form and substance by, UBS and its counsel), none of (i) the name of UBS, (ii) any advice rendered by UBS to the Companies, or (iii) the terms of this Agreement or any communication from UBS, each in connection with the services performed by UBS pursuant to this Agreement, will be quoted or referred to orally or in writing, or in the case of
(ii) and (iii), reproduced or disseminated, by the Companies or any of their respective affiliates or any of their respective agents, without UBS' prior written consent, which consent will not be unreasonably withheld.

      5. Information. The Companies recognize and confirm that UBS (a) has used and relied primarily on the information provided by the Companies and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) has not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) has not made an appraisal of any assets or liabilities (contingent or otherwise) of the Fund.

      6. Not an Investment Adviser. The Companies acknowledge that UBS has not provided any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. The Companies acknowledge and agree that UBS has been retained to act solely as an adviser to the Companies, and the Companies' engagement of UBS is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Companies or the Fund) not a party hereto as against UBS or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns. UBS has acted as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any duties arising out of its engagement shall be owed solely to the Companies.

      7. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

      8. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

      9. Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Companies and UBS consent to the jurisdiction of such courts and personal service with respect thereto. EACH OF UBS AND THE COMPANIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

      10. Successors and Assigns. This Agreement shall be binding upon the Companies and UBS and their respective successors and assigns and any successor or assign of any substantial portion of a Company's or UBS' respective businesses and/or assets.

      11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.


                            [Signature Page Follows]

     This Agreement shall be effective as of the date first written above.



                                            FIRST TRUST ADVISORS L.P.



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            HENDERSON GLOBAL INVESTORS (NORTH
                                              AMERICA) INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            HENDERSON INVESTMENT MANAGEMENT
                                              LIMITED


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


Agreed and Accepted:


UBS SECURITIES LLC



By:
    --------------------------------
    Name:
    Title:



By:
    --------------------------------
    Name:
    Title:



                 [Signature page to Structuring Fee Agreement]

                           INDEMNIFICATION AGREEMENT
                           -------------------------


                                                            September [__], 2015

UBS Securities LLC
299 Park Avenue
New York, New York 10171


Ladies and Gentlemen:

      In connection with the engagement of UBS Securities LLC ("UBS") to advise and assist the undersigned (including any successor or assign by merger or otherwise, the "Companies") with the matters set forth in the Structuring Fee Agreement, dated September [__], 2015, between the Companies and UBS (the "Agreement"), in the event that UBS becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, the Companies agree to indemnify, defend and hold UBS harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of UBS. In addition, in the event that UBS becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Companies will reimburse UBS for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by UBS in connection therewith. If such indemnification were not to be available for any reason, the Companies agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Companies and their stockholders and affiliates and other constituencies, on the one hand, and UBS, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and their stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Companies and their stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by the Agreement shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Companies or their stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the matters (whether or not consummated) for which UBS has been retained to perform financial services bears to the fees paid to UBS under the Agreement; provided that, in no event shall the Companies contribute less than the amount necessary to assure that UBS is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS pursuant to the Agreement.

Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their employees or other agents), on the one hand, or by UBS, on the other hand. The Companies will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS is an actual or potential party to such Proceeding, without UBS' prior written consent. For purposes of this Indemnification Agreement, UBS shall include UBS Securities LLC, any of its affiliates, each other person, if any, controlling UBS or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

      The Companies agree that neither UBS nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies in connection with or as a result of either UBS' engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted solely from the gross negligence or willful misconduct of UBS in performing the services that are the subject of the Agreement.

      THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANIES AND UBS CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST UBS OR ANY INDEMNIFIED PARTY. EACH OF UBS AND THE COMPANIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

      The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS' engagement. This Indemnification Agreement shall be binding upon the Companies and UBS and their respective successors and assigns and any successor or assign of any substantial portion of a Company's or UBS' respective businesses and/or assets. This Indemnification

Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.


                            [Signature Page Follows]

                                            Very truly yours,

                                            FIRST TRUST ADVISORS L.P.



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            HENDERSON GLOBAL INVESTORS (NORTH
                                              AMERICA) INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            HENDERSON INVESTMENT MANAGEMENT
                                              LIMITED


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


Agreed and Accepted:


UBS SECURITIES LLC



By:
    --------------------------------
    Name:
    Title:



By:
    --------------------------------
    Name:
    Title:



                 [Signature page to Indemnification Agreement]